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                                                                    EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-38867, 333-53557 and 333-104622 on Form S-8 of our reports dated February 22, 2006, relating to the consolidated financial statements and consolidated financial statement schedule of Renaissance Learning, Inc. and management's report on the effectiveness of internal control over financial reporting, appearing in this Annual Report on Form 10-K of Renaissance Learning, Inc. for the year ended December 31, 2005.

DELOITTE & TOUCHE LLP
Milwaukee, Wisconsin

March 3, 2006